Exhibit 10.69
Restricted Stock Unit Agreement
Flowserve Corporation
Equity and Incentive Compensation Plan
     This Restricted Stock Unit Agreement (the “Agreement”) is made and entered into by and between Flowserve Corporation, a New York corporation (the “Company”) and «First_Name» «Last_Name» (the “Participant”) as of                     , 20___(the “Date of Grant”). All capitalized terms used in this Agreement and not otherwise defined herein have the meanings given to such terms in the Plan (as defined below).
     WHEREAS, the Company has adopted the Flowserve Corporation Equity and Incentive Compensation Plan (the “Plan”) to strengthen the ability of the Company to attract, motivate and retain Employees and Outside Directors who possess superior capabilities and to encourage such persons to have a proprietary interest in the Company.
     WHEREAS, the Organization and Compensation Committee of the Board of Directors of the Company believes that the grant of Restricted Stock Units to the Participant as described herein is consistent with the stated purposes for which the Plan was adopted.
     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereafter set forth and for other good and valuable consideration, the Company and the Participant agree as follows:
1.	Restricted Stock Units
(a)	In order to encourage the Participant’s contribution to the successful performance of the Company, and in consideration of the covenants and promises of the Participant herein contained, the Company hereby grants to the Participant as of the Date of Grant, an Award of «M___of_Shares_Granted» Restricted Stock Units (the “RSUs”), which will be converted into the number of shares of Common Stock of the Company equal to the number of vested RSUs, subject to the conditions and restrictions set forth below and in the Plan.

(b)	No Shareholder Rights

The RSUs granted pursuant to this Agreement do not and shall not entitle the Participant to any rights of a stockholder of the Company prior to the date shares of Common Stock are issued to the Participant in settlement of the Award. The Participant’s rights with respect to RSUs shall remain forfeitable at all times prior to the date on which rights become vested and the restrictions with respect to the Restricted Stock Units lapse in accordance with this Agreement.
2.	Vesting and Conversion of RSUs into Common Stock
(a)	Subject to the provisions of Paragraph 3 below, the Restricted Stock shall vest ratably over a three-year period following the Date of Grant, with 1/3 of the RSUs vesting on the first annual anniversary of the Date of Grant, 1/3 of the RSUs vesting on the second annual anniversary of the Date of Grant, and 1/3 of the RSUs vesting on the third annual anniversary of the Date of Grant. In any event, the RSUs shall cease to vest following the Participant’s termination of employment with the Company.

(b)	Subject to the provisions of Paragraph 3 below, no later than the date that is two and a half (2 1/2) months following the close of the calendar year in which the RSUs vest in accordance with the schedule set forth in Paragraph 2(a) above, the Company shall convert the vested RSUs into the number of whole shares of Common Stock equal to the number of vested RSUs, subject to the provisions of the Plan and the Agreement. The value of any fractional RSUs shall be paid in cash at the time Common Stock is issued to the Participant in connection with the RSUs. The value of the fractional RSUs shall equal the percentage of all RSUs represented by a fractional RSU multiplied by the Fair Market Value of the Common Stock. The value of such shares of Common Stock shall not bear any interest owing to the passage of time.

(c)	Following conversion of the vested RSUs into shares of Common Stock, such shares of Common Stock will be transferred of record to the Participant and a certificate or certificates representing said Common Stock will be issued in the name of such Participant and delivered to the Participant. The delivery of any shares of Common Stock pursuant to this Agreement is subject to the provisions of Paragraphs 7 and 9 below.

(d)	Each year that this Agreement is in effect, the Committee may, but shall be under no obligation to, pay the Participant a cash bonus equal to the dividends that would have been paid on the number of shares of Common Stock equal to the number of RSUs granted hereunder had the Participant actually held shares of Common Stock during such year. Such cash bonus amounts, if any, will be distributed at the time Common Stock is delivered to the Participant with respect to RSUs that have become vested to the extent such bonus amounts relate to the vested RSUs.
3.	Effect of Termination of Employment or Services
(a)	The RSUs granted pursuant to this Agreement shall vest in accordance with the vesting schedule reflected in Paragraph 2(a) above, on condition that the Participant remains employed by or continues to provide services to the Company or a Subsidiary through the applicable vesting dates set forth in paragraph 2(a). If, however, either:
(i)	the Company and its Subsidiaries terminate the Participant’s employment or service relationship; or

(ii)	the Participant terminates his or her employment or service relationship, then the RSUs that have not vested in accordance with the vesting schedule reflected in Paragraph 2(a) above, as of the date of the termination of employment (or cessation of services, as applicable), shall be forfeited by the Participant to the Company.

(b)	Notwithstanding Paragraphs 2(a) and 3(a) above, upon the cessation of the Participant’s employment or services (whether voluntary or involuntary), the Committee may, in its sole and absolute discretion, elect to accelerate the vesting of some or all of the unvested RSUs.
4.	Limitation of Rights

Nothing in this Agreement or the Plan shall be construed to:
(a)	give the Participant any right to be awarded any further RSUs or any other Award in the future, even if RSUs or other Awards are granted on a regular or repeated basis, as grants of RSUs and other Awards are completely voluntary and made solely in the discretion of the Committee;

(b)	give the Participant or any other person any interest in any fund or in any specified asset or assets of the Company or any Subsidiary; or

(c)	confer upon the Participant the right to continue in the employment or service of the Company or any Subsidiary, or affect the right of the Company or any Subsidiary to terminate the employment or service of the Participant at any time or for any reason.
5.	Data Privacy
               By execution of this Agreement, the Participant acknowledges that he or she has read and understands the Flowserve Corporation Employee Data Protection Policy (the “Policy”). The Participant hereby consents to the collection, processing, transmission, use and electronic and manual storage of his or her personal data by the Company, Wells Fargo Shareowner Services (“Wells Fargo”) and Merrill Lynch & Co., Inc. (“Merrill Lynch”) in order to facilitate Plan administration. The Participant understands and acknowledges that this consent applies to all personally-identifiable data relevant to Plan administration, including the Participant’s name, home address, work email address, job title, GEMS ID, National Identification Number or Social Security Number, employee status, work location, work phone number, tax class, previous equity grant transaction data and compensation data. The Participant further agrees to furnish to the Company any additional information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
               The Participant understands that for purposes of Plan administration, the Participant’s personal data will be collected and processed at 5215 N. O’Connor Blvd, Suite

2300, Irving, Texas (USA), and transferred to Wells Fargo at 161 North Concord Exchange, South St. Paul, Minnesota (USA) and Merrill Lynch at 4 World Financial Center, 250 Vesey St., New York, New York (USA).
6.	Prerequisites to Benefits
               Neither the Participant, nor any person claiming through the Participant, shall have any right or interest in the RSUs awarded hereunder, unless and until all the terms, conditions and provisions of this Agreement and the Plan which affect the Participant or such other person shall have been complied with as specified herein.
7.	Delivery of Shares
               No shares of Common Stock shall be delivered to the Participant upon conversion of the RSUs into shares of Common Stock until:
(a)	all the applicable taxes required to be withheld have been paid or withheld in full;

(b)	the approval of any governmental authority required in connection with this RSU, or the issuance of shares of Common Stock hereunder under has been received by the Company; and

(c)	if required by the Committee, the Participant has delivered to the Committee an “Investment Letter” in form and content satisfactory to the Company as provided in Paragraph 9 hereof.
8.	Successors and Assigns
               This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.
9.	Securities Act
               The Company will not be required to deliver any shares of Common Stock pursuant to this Agreement if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 (the “Securities Act”) or any other applicable federal or state securities laws or regulations. The Committee may require that the Participant, prior to the issuance of any such shares, sign and deliver to the Company a written statement, which shall be in a form and contain content acceptable to the Committee, in its sole discretion (“Investment Letter”):
(a)	stating that the Participant is acquiring the shares for investment and not with a view to the sale or distribution thereof;

(b)	stating that the Participant will not sell any shares of Common Stock that the Participant may then own or thereafter acquire except either:
(i)	through a broker on a national securities exchange, or

(ii)	with the prior written approval of the Company; and
(c)	containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act or other applicable federal or state securities laws and regulations.
10.	Federal and State Taxes
(a)	Any amount of Common Stock and/or cash that is payable or transferable to the Participant hereunder may be subject to the payment of or reduced by any amount or amounts which the Company is required to withhold under the then applicable provisions of the laws of the jurisdiction where the Participant is employed, and, if applicable, the Internal Revenue Code of 1986, as amended (the “Code”), or its successors, or any other foreign, federal, state or local tax withholding requirement. When the Company is required to withhold any amount or amounts under the applicable provisions of any foreign, federal, state or local requirement or the Code, the Company shall withhold from the Common Stock to be issued to the Participant a number of shares necessary to satisfy the Company’s withholding obligations. The number of shares of Common Stock to be withheld shall be based upon the Fair Market Value of the shares on the date of withholding.

(b)	Notwithstanding Paragraph 10(a) above, if the Participant elects, and the Committee agrees, the Company’s withholding obligations may instead be satisfied as follows:
(i)	the Participant may direct the Company to withhold cash that is otherwise payable to the Participant;

(ii)	the Participant may deliver to the Company a sufficient number of shares of Common Stock then owned by the Participant to satisfy the Company’s withholding obligations, based on the Fair Market Value of the shares as of the date of withholding;

(iii)	the Participant may deliver sufficient cash to the Company to satisfy its withholding obligations; or

(iv)	any combination of the alternatives described in Paragraphs 10(b)(i) through 10(b)(iii) above.
(c)	Authorization of the Participant to the Company to withhold taxes pursuant to one or more of the alternatives described in Paragraph 10(b)

above must be in a form and content acceptable to the Committee. The payment or authorization to withhold taxes by the Participant shall be completed prior to the delivery of any shares pursuant to this Agreement. An authorization to withhold taxes pursuant to this provision will be irrevocable unless and until the tax liability of the Participant has been fully paid.
11.	Copy of Plan
               By the execution of this Agreement, the Participant acknowledges receipt of a copy of the Plan.
12.	Administration
               This Agreement is subject to the terms and conditions of the Plan. The Plan will be administered by the Committee in accordance with its terms. The Committee has sole and complete discretion with respect to all matters reserved to it by the Plan and the decisions of the majority of the Committee with respect to the Plan and this Agreement shall be final and binding upon the Participant and the Company. Neither the Company nor the members of the Board or the Committee will be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the RSUs granted hereunder. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
13.	Adjustment of Number of Shares of RSUs
               The number of RSUs granted hereunder shall be subject to adjustment in accordance with Articles 11 and 12 of the Plan.
14.	Non-transferability
               The RSUs granted by this Agreement are not transferable by the Participant other than by will or pursuant to applicable laws of descent and distribution. The RSUs and any rights and privileges in connection therewith, cannot be transferred, assigned, pledged or hypothecated by operation of law, or otherwise, and is not otherwise subject to execution, attachment, garnishment or similar process. In the event of such occurrence, this Agreement will automatically terminate and will thereafter be null and void.
15.	Remedies
               The Company shall be entitled to recover from the Participant reasonable attorneys’ fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.
16.	Information Confidential

               As partial consideration for the granting of the Award hereunder, the Participant hereby agrees to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that the Participant has relating to the terms and conditions of this Agreement. However, such information may be disclosed as required by law and may be given in confidence to the Participant’s spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to the Participant, as a factor weighing against the advisability of granting any such future award to the Participant.
17.	No Right to Stock
               No Participant and no beneficiary or other person claiming under or through such Participant shall have any right, title or interest in any shares of Common Stock allocated or reserved under the Plan or subject to this Agreement, except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant. The Board and the Company do not guarantee the Common Stock from loss or depreciation.
18.	Notice
               Any notice to be given to the Company or the Committee shall be addressed to the Company in care of its Secretary at its principal office. Any such notice shall be in writing and shall be delivered personally or shall be sent by first class mail, postage prepaid, to the Company. Any person entitled to notice hereunder may waive such notice in writing.
19.	Amendments
               Except as otherwise provided in the Plan, this Agreement may be amended only by a written agreement executed by the Company and the Participant. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason. Notwithstanding the foregoing, the Board or the Committee may amend this Agreement to the extent necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award.
20.	Governing Law
               This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas.
21.	Severability
               If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included.
22.	Headings

               The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions of this Agreement.
23.	Word Usage
               Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.
24.	Execution of Receipts and Releases
               Any payment of cash or any issuance or transfer of shares of Common Stock or other property to the Participant or to the Participant’s legal representative, heir, legatee or distributee, in accordance with the provisions of this Agreement, shall, to the extent thereof, be in full satisfaction of all claims of such persons under this Agreement. The Company may require the Participant or the Participant’s legal representative, heir, legatee or distribute, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.
     The Company and the Participant are executing this Agreement effective as of the Date of Grant set forth in the introductory clause.

FLOWSERVE CORPORATION

By:

Name:

Title:

«First_Name» «Last_Name»

Name: